Exhibit 10.6

AMENDING AGREEMENT

THIS AMENDING AGREEMENT dated effective the 13th day of December, 2010.

BETWEEN:

FOCUS GOLD MEXICO CORPORATION, a corporation existing under the laws of the State of Delaware (the “Purchaser”)

and

SANTIAGO LEON AVELEYRA, EDUARDO ZAYAS DUENAS AND CARMEN LETICIA CALDERON LEON (each a “Seller” and collectively, the “Sellers”)

and

GOLD BAG INC., a corporation existing under the laws of the State of Nevada (“Gold Bag”)

and

FAIRFIELDS GOLD, S.A. de C.V., a corporation existing under the laws of Mexico (the “Corporation”)

WHEREAS the parties hereto entered into a share purchase agreement dated November 10, 2010 (the “Purchase Agreement”) pursuant to which, among other things, the Purchaser agreed to purchase from the Sellers all of the issued and outstanding shares of the Corporation upon the terms and conditions set forth in the Memorandum of Understanding;

AND WHEREAS the parties wish to amend the Purchase Agreement in the manner hereinafter provided for;

NOW THEREFORE THIS AGREEMENT WITNESSSES THAT in consideration of the covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

1.	Capitalized terms used but not otherwise defined herein shall have the respective meaning ascribed thereto in the Purchase Agreement.

2.	Section 7.1 of the Purchase Agreement is deleted in its entirety and replaced with the following:

“The Closing shall take place at the Closing Time at a mutually agreeable location in the United States.”

3.	Section 2.3(1) of the Purchase Agreement is deleted in its entirety and replaced with:

The Fixed Component shall be payable by the issuance of 13,500,000 Gold Bag Shares.

4.	Section 7.3(1) of the Purchase Agreement is deleted in its entirety and replaced with:

“Minimum Cash Position.  At the Closing Time, the Purchaser shall have minimum working capital of not less than $750,000 in cash or cash equivalents less any amounts already advanced to Fairfields as part of promissory notes and agrees to undertake a mutually approved exploration program on the Properties with a budget of not less than $1,500,000.  On or before February 15, 2011, the Purchaser covenants that it shall have minimum working capital of $1,500,000 in cash or cash equivalents less any amounts already advanced to Fairfields or spent on the Properties between closing and February 15th (the “Cash Requirement”).   Goldbag agrees to continue to fund Focus Gold Mexico’s operating expenses out of this existing cash as required subject to budget approval.  Gold Bag agrees that if the Purchaser does not have minimum working capital of at least $1,500,000 in cash or cash equivalents on or before February 15, 2011, then Gold Bag agrees to issue to the Sellers an additional 2,500,000 Gold Bag Shares as a penalty.”

5.	Save and except for the amendments mentioned in Articles 2 and 3 above, the terms of the Purchase Agreement shall remain in full force and effect between the parties and are otherwise unamended.

6.
This agreement shall be governed by and construed in accordance with the laws of the State of Delaware and this agreement shall in all respects be treated as a Delaware contract.  The parties hereto irrevocably attorn to the jurisdiction of the courts of the State of Delaware to resolve any dispute which may arise among them concerning this agreement and the subject matters hereof

7.
This agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one in the same instrument and may be delivered by facsimile or electronic transmission.

[remainder of page intentionally blank]

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first written above.

FOCUS GOLD MEXICO CORPORATION

	By:	/s/ Grant White
Name: Grant White
Title: President
I have the authority to bind the Corporation

FAIRFIELDS GOLD, S.A. de C.V.

	By:	/s/ Eduardo Zayas Duenas
Name: Eduardo Zayas Duenas
Title: President
I have the authority to bind the Corporation

GOLD BAG INC.

	By:	/s/ Grant White
Name: Grant White
Title: CEO
I have the authority to bind the Corporation

Witness

/s/ Santiago Leon Aveleyra		/s/ Eduardo Zayas Duenas
Santiago Leon Aveleyra		Eduardo Zayas Duenas